UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported)       February 17, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
SIGNATURE

1.01 Entry into a Material Definitive Agreement

     On February 16, 2005, the Board of Directors of WCI Communities, Inc. (“WCI”), based on the recommendation of the Executive Compensation Committee, approved a change in compensation for Jerry Starkey (who, as previously reported, was named the new Chief Executive Officer of WCI on February 17). The Board approved an increase in Mr. Starkey’s base salary from $1,120,080 to $1,200,000 per year, and a change in his 2005 bonus target from 200% to 300% of his base salary. Mr. Starkey’s 2005 bonus will be paid in cash provided the Company achieves at least 85% to 100% of the Board approved net income target for that year. Financial performance which exceeds the net income target shall be payable in the form of Restricted Stock Units (“RSU’s”) based on the market price of a share of WCI common stock on the date that the bonus award is paid. Mr. Starkey will receive 50% of the RSU’s after 12 months and the balance of the shares after 24 months, if he is employed with the Company on those vesting dates. Mr. Starkey’s actual pay-out amount is subject to increase or decrease based upon the Company achieving the net income target. The Board also increased Mr. Starkey’s eligibility to receive annual long-term incentive compensation ranging from $1,000,000 to $2,000,000, subject to the annual review and approval by the Board of Directors. For 2005, this incentive will equal 94,000 stock options having a Black Scholes value of approximately $1,000,000 and eligibility to receive an award of shares with a value of up to $1,000,000 at the commencement of a three (3) year performance share program which is based upon achieving certain financial targets over three-year performance cycles. The changes to Mr. Starkey’s compensation are contingent upon the execution of a non-compete/non-solicitation agreement by Mr. Starkey and will be effective upon execution by the Company and Mr. Starkey of such agreement. The non-compete/non-solicitation agreement is currently being negotiated between the Company and Mr. Starkey.

     The foregoing compensation package was entered into in connection with the retirement of Alfred Hoffman, Jr. as Chief Executive Officer and the appointment by the Board of Mr. Starkey as Chief Executive Officer. As previously reported, Mr. Hoffman retired as Chief Executive Officer and was appointed by the Board as Chairman of the Board on February 17, 2005. At the same time, the Board appointed Mr. Starkey as Chief Executive Officer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Dates: February 22, 2005	By:	/s/ Vivien N. Hastings
		Name:	Vivien N. Hastings
		Title:	Senior Vice President